POWER OF ATTORNEY


I, the undersigned, hereby authorize and designate
Anne Marie Cook (SVP, General Counsel), Kimi Iguchi
(Chief Financial Officer),Erin Lanciani (Vice President,
Human Resources), for as long as they remain employees of Sage Therapeutics, Inc., and
Laurie Burlingame of Goodwin Procter, each acting singly, or their successors in role or any of them acting as them acting as agent and attorney-in-fact, with full power of substitution, to:

          (1) prepare and sign on my behalf any Form 4 or Form 5 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and file the same with the Securities
          Exchange Commission, NASDAQ, NYSE, and
          each stock exchange on which shares of
          Common Stock or other securities of Sage
          Therapeutics, Inc.are listed, as required by law;

          (2) prepare and sign on my behalf any Form 144 pursuant to the Securities Act of 1933, as amended, and file the same with the Securities
          Exchange Commission, NYSE, and
          each stock exchange on which Sage
          Therapeutics, Inc.'s common stock or
          other securities are listed, as required by law;
          and

          (3) take any other action necessary or proper in connection with the foregoing.

Unless earlier revoked under the next sentence, this Power of Attorney shall remain in effect as long as I am an executive officer of Sage Therapeutics, Inc. and shall not be affected by my subsequent disability or incompetence.
I make revoke this Power of Attorney by written notice delivered, in person or by nationally recognized courier, to the attention of SVP, General Counsel of Sage Therapeutics.

Date:    April 21, 2016

/s/ Steve Kanes

Steve Kanes
(name and signature of Officer or Director)